Exhibit 10.58

LOAN CANCELLATION AND SETTLEMENT AGREEMENT


     THIS LOAN CANCELLATION AND SETTLEMENT AGREEMENT (the "Agreement") is effective the 7th day of February 2001 by and between Surgical Safety Products, Inc. ("SSP"), Thomson Kernaghan & Co. Ltd. ("TK") and Mintmire & Associates ("M&A").


                                    RECITALS


     WHEREAS, SSP and TK entered into a Loan Agreement effective December 30, 1999, as amended, allowing for total loans in installments of $5,000,000 from TK to SSP ("the Loan Agreement"); and

     WHEREAS, under the Loan Agreement, TK made two (2) loan installments in the amount of $650,000 each, each of which was supported by a convertible promissory note, the first of which was effective December 30, 1999 (the "December PN") and the second of which was effective March 31, 2000 (the "March PN"); and

     WHEREAS, under the Loan Agreement, SSP granted certain Lender's warrants to purchase up to 3,428,571 shares (the "Lender's Warrants") of SSP's common stock and certain Agent's Warrants to purchase up to 1,142,857 shares (the "Agent's Warrants") of SSP's common stock (collectively, the "TK Warrants'); and

     WHEREAS, under the Loan Agreement, SSP registered a total of 20,038,097 shares of its Common Stock on Form S-3 with the Securities and Exchange Commission that was declared effective April 11, 2000 (the "Registered Shares") against the future conversion of all shares issuable if the total of all installments were evidenced by convertible promissory notes in the total face amount of $5,000,000 calculated at the floor conversion price of $0.375 (the "Floor Price") and against the future exercise of all TK Warrants granted for such total of all installments at the exercise price of $1.09375 per share; and

     WHEREAS, under the Loan Agreement, TK, as escrow agent, originally was delivered 2,700,000 shares of SSP restricted Common Stock against the eventual conversion of notes and exercise of warrants and after all conversions as of the effective date of this Agreement, TK is holding a certificate in escrow that represents 1,365,464 shares of SSP's restricted common stock (the "Escrowed Shares"); and

     WHEREAS, as of the effective date of this Agreement, a principal balance of $140,000 remained outstanding on the December PN plus accrued and unpaid interest and a principal balance of $650,000 remained outstanding on the March PN plus accrued and unpaid interest representing a total debt to TK from SSP of $847,300 (the "Total Debt"); and

     WHEREAS,   SSP  and  TK  wish  M&A  to  perform  certain  duties  regarding cancellation of shares and holding shares in escrow; and

     WHEREAS, SSP and TK wish to cancel the Loan Agreement and settle all matters between them under the terms and conditions of this Agreement.


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     NOW THEREFORE, in consideration of the mutual promises contained herein and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties agree as follows.


(a) Each of the Recitals set forth above is incorporated herein by reference and made part of this Agreement as if each such Recital were set out in full herein.

(b) Subject to the full compliance with the terms and conditions contained herein, the parties agree to cancel the Loan Agreement and to settle all outstanding matters as of the effective date of this Agreement relative to the Total Debt and the TK Warrants.

(c) Pursuant to the conversion notice dated February 7, 2001, TK agrees to convert at the Floor Price per share the $140,000 remaining principal balance on the December PN plus accrued and unpaid interest of $12,395 and $90,000 of the remaining principal balance on the March PN plus accrued and unpaid interest of $6,175, into 662,854 shares of Common Stock issuable without restriction as part of the Registered Shares.

(d) Upon receipt of the shares set out in paragraph 3 above, TK agrees to send the original December PN to M&A for full cancellation and to send the original March PN for re- issuance in the face amount of $560,000.

(e) Interest on the outstanding principal on the March PN of $560,000 (the "March Balance"), after the partial repayment of $90,000 of principal and accrued but unpaid interest thereon through the conversion set forth in paragraph 3 above, shall continue to accrue at the rate of eight percent (8%) per annum until paid. All future interest shall be payable, at the option of SSP, in cash or by delivery of Registered Shares at a conversion price per share equal to the amount of accrued and unpaid interest as of the conversion or repayment date divided by the five (5) day average closing bid of SSP's Common Stock prior to such conversion or repayment.

(f) Subject to not exceeding ownership of 4.99% of the issued and outstanding shares of SSP's Common Stock at any time, TK shall, as soon as possible, convert the remaining March Balance into the Registered Shares at the conversion price of $.375 per share for a total of 1,493,333 Registered Shares. At the time of each conversion, TK shall return the original promissory note and a conversion notice. In the event of partial conversion of principal, SSP agrees to re-issue the promissory note for the outstanding principal balance at that time after such conversion or repayment.

(g) SSP may make repayment of all or any part of the March Balance at any time in cash at 100% of face plus accrued interest payable in accordance with paragraph 5 above.

(h) The TK Warrants were exercisable immediately for 20% of the number of shares contained in such warrants and for an additional 1% of the number of shares for each $25,000 of principal loaned under the Loan Agreement. Accordingly, the parties agree that



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     (A) the Lender's  Warrant is  exercisable at the exercise price of $1.09375 per share into a total of 2,468,571 shares, that is 685,714 representing 20% of 3,428,571 and 1,782,857 representing 52% of 3,428,571 based upon total loans of $1,300,000 divided by $25,000. The balance of 960,000 shares of such warrant are hereby deemed to be null and void; and

     (B) the Agent's Warrant is exercisable at the exercise price of $1.09375 per shares into a total of 822,857 shares, that is 228,571 representing 20% of 1,142,857 and 594,286 representing 52% of 1,142,857 based upon total loans of $1,300,000 divided by $25,000. The balance of 320,000 shares of such warrant are hereby deemed to be null and void.

(i)  The  Escrowed  Shares  shall  be  sent  to  M&A  for   cancellation  as  TK
     acknowledges that such shares distort the number of issued and outstanding shares since they are without any voting rights.

(j)  TK  agrees  to  the  triangular   reverse  merger  of  SSP's  wholly  owned
     subsidiary, OIX, Inc., with Emagisoft Technologies Inc. ("Emagisoft") on the terms SSP has negotiated.

(k) Provided there is no default on the repayment of the March PN and the proposed reverse merger with Emagisoft is concluded by May 15, 2001, unless such date is extended by TK in writing, TK for a period of one (1) year commencing on the effective date, shall not sell, directly or indirectly, for itself, its agents, officers, directors, employees, subsidiaries, affiliates or any company or entity controlled by or controlled it, more than twenty-five percent (25%) of the volume in SSP's shares on any trading day.

(l) In the context of this settlement and the revised terms contained herein and further, in consideration for the cancellation of the Loan agreement, SSP agrees

     (A)To issue bonus shares as follows:

     (I) in connection with the $140,000 balance due on the December PN prior to this Agreement plus accrued and unpaid interest in the amount of $12,395, to issue an additional 682,108 shares of its restricted common stock effective for holding period purposes on December 30, 1999; and

     (II) in connection with the $650,000 balance due on the March PN prior to this Agreement plus accrued and unpaid interest in the amount of $44,592, to issue an additional 3,109,487 shares of its restricted common stock effective for holding period purposes on March 31, 2000, which shares shall be issued pro rata to the amount of the March Balance converted at any time

     (collectively, the "Bonus Shares"); and

     (B)To issue bonus warrants as follows:

     (I) additional warrants to the Lender for exercise into 380,000 shares of SSP's restricted common stock exercisable at any time on or before the second anniversary of this Agreement at an exercise price per share equal to $0.1846;



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     (II) additional  warrants to the Agent for exercise into 380,000  shares of
          SSP's restricted common stock exercisable at any time on or before the second anniversary of this Agreement at an exercise price per share equal to $0.1846

     (collectively, the "Bonus Warrants").

(m) The Bonus Shares attributable to the conversion of the $140,000 balance of the December PN under the terms of this Agreement (682,108 shares) and the pro rata shares of the Bonus Shares attributable to the partial conversion of $90,000 of the March PN under the terms of this Agreement (430,540 shares) shall be delivered to and held in escrow by M&A. At the time of each subsequent conversion of all or a part of the March Balance, the pro rata share of the Bonus Shares attributable to such conversion of the March PN shall be delivered to and held in escrow by M&A. All Bonus Shares will be delivered to TK after the March PN is completely converted or repaid, and then delivered to TK in such amounts as to maintain TK's share ownership at no more than 4.99% of the total issued and outstanding shares of SSP's Common Stock at that time.

(n) TK shall make blocks of SSP stock it holds or to which it is entitled upon conversion of the March Balance and/or under paragraph 12 above available at a ten percent (10%) discount to market as may be requested by SSP from time to time.

(o) TK shall have the option to propose an independent third party to serve on SSP's Board commencing immediately and continuing until such time as its share ownership, calculated as if all of the March Balance were converted into 1,493,333 shares, plus, should SSP elect to pay interest in the form of shares, the number of shares to pay interest in accordance with paragraph 5 above, all of the Lender's Warrants were exercised for a total of 2,468,571 shares, all of the Agent's Warrants are exercised for a total of 822,857 shares, all of the Bonus Shares for a total of 3,791,595 shares were delivered and all of the Bonus Warrants for a total of 760,000 shares were exercised, is less than five percent (5%).

(p) It is understood and agreed by the parties that of the Registered Shares the following have been or will be issued under this Agreement and that any and all of the balance of the 20,038,097 Registered Shares shall be not be issued and shall be null and void:

Received under conversion for 04/28/00                                   182,453
Received under conversion for 06/09/00                                   331,010
Received under conversion for 07/11/00                                   111,155
Received under conversion for 10/24/00                                   709,918
To be received under the paragraph 3 conversion                          662,854
To be received when entire March Balance of Principal is converted     1,493,333
Exercisable under the Lender's Warrant                                 2,468,571
Exercisable under the Agent's Warrant                                    822,857

                  Subtotal                                             6,782,151

     and, in the event SSP elects to pay additional interest in shares as provided in paragraph 5 above, such additional number as required to cover such interest at the time of conversion or repayment.

(q) TK agrees to consider any and all reasonable proposals made to SSP from broker/dealers to amend, vary or modify the lock-up provision set forth in paragraph 11 above, if necessary to effectuate future funding for SSP.

(r) All reasonable costs of effecting this Agreement, except for costs associated with the delivery of December PN to SSP for cancellation, delivery of the March PN to SSP for conversion or cancellation, the return of the Escrowed Shares to M&A for cancellation, the delivery of the TK Warrants or Bonus Warrants to SSP for exercise, but including legal fees, shall be for the account of SSP.


     IN WITNESS WHEREOF, the parties hereto have set their hand and seal effective on the date first above written.


                                  Surgical Safety Products Inc.


                                  By:/s/ G. Michael Swor
                                   -----------------------------
                                    G.  Michael Swor, President


                                  Thomson Kernaghan & Co., Ltd.


                                  By:/s/ Gregory Badger
                                   -----------------------------


                                  FOR PURPOSES OF PARAGRAPHS
                                  4, 9 AND 13 ONLY

                                  Mintmire & Associates


                                  By: Mercedes Travis
                                   -----------------------------







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